                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 21, 2003


                         MANHATTAN PHARMACEUTICALS, INC.
               (Exact Name of Registrant as Specified in Charter)



             Delaware                  000-27282            36-3898269
   (State or Other Jurisdiction       (Commission          (IRS Employer
        of Incorporation)             File Number)       Identification No.)


           787 Seventh Avenue, 48th Floor
                  New York, New York                          10019
         (Address of Principal Executive Offices)           (Zip Code)



       Registrant's telephone number, including area code: (212) 554-4525



          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to an Agreement and Plan of Merger dated as of December 17, 2002 (the "Merger Agreement"), by and among Manhattan Pharmaceuticals, Inc., formerly known as Atlantic Technology Ventures, Inc. (the "Registrant"), Manhattan Pharmaceuticals, Inc., a Delaware corporation ("MP"), and Manhattan Pharmaceuticals Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Registrant ("Merger Sub"), Merger Sub merged with and into MP, with MP remaining as the surviving company (the "Merger"). The Merger was effective as of February 21, 2003.

         In accordance with the terms of the Merger Agreement, each outstanding share of MP common stock automatically converted into the right to receive approximately 12.7 shares of the Registrant's common stock. At the time of the Merger there were 7,352,633 shares of MP common stock outstanding, requiring the Registrant to issue approximately 93,449,584 shares of its common stock to the former stockholders of MP. Accordingly, after giving effect to the Merger, the conversion of the Series A Preferred Stock and the exchange of warrants, the Registrant has 116,811,980 shares of common stock outstanding. In addition, immediately prior to the effective time of the Merger, there were outstanding options and warrants to purchase an aggregate of 864,280 shares of MP common stock, which as a result of the Merger, now represent the right to purchase an aggregate of 10,984,719 shares of the Registrant's common stock.

         David M. Tanen, a member of the Registrant's board of directors since January 2002, was also a director of MP since its inception in August 2001. Mr. Tanen abstained from all board actions of either the Registrant or MP relating to approval of the Merger Agreement. Mr. Tanen is also an employee of Paramount Capital, Inc. (together with its affiliated entities, "Paramount"), an entity wholly-owned by Dr. Lindsay A. Rosenwald. Immediately prior the completion of the Merger, Dr. Rosenwald beneficially owned approximately 28 percent of the Registrant's common stock and approximately 14 percent of MP's common stock.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  The financial statements of Manhattan Research Development, Inc. are included in this report beginning at page F-1, below.

         (b)      Pro Forma Financial Information.

                  Pro forma financial information is included in this report beginning at page F-13 below.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger dated December 17, 2002 by and among the Registrant, Manhattan Research Development, Inc. (f/k/a Manhattan Pharmaceuticals, Inc.) and Manhattan Pharmaceuticals Acquisition Corp.*

                  23.1     Consent of J. H. Cohn LLP

                  23.2     Consent of Weinberg & Company, P.A.

---------------

*   Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MANHATTAN PHARMACEUTICALS, INC.


Date:  May 9, 2003                       By:  /s/ Nicholas J. Rossettos
                                            -----------------------------------
                                                 Nicholas J. Rossettos
                                                 Chief Financial Officer

                                     Index

                                                                                                               PAGE
                                                                                                               ----
Report of J. H. Cohn LLP..................................................................................      F-2
Report of Weinberg & Company, P.A.........................................................................      F-3
Balance Sheets as of December 31, 2002 and 2001...........................................................      F-4
Statements of Operations for the Year Ended December 31, 2002 and Periods from August 6, 2001
     (Date of Inception) to December 31, 2001 and 2002....................................................      F-5
Statement of Changes in Stockholders' Equity (Deficiency) for the Year Ended December 31, 2002
     and Periods from August 6, 2001 (Date of Inception) to December 31, 2001 and 2002....................      F-6
Statements of Cash Flows for the Year Ended December 31, 2002 and Periods from August 6, 2001
     (Date of Inception) to December 31, 2001 and 2002....................................................      F-7
Notes to Financial Statements.............................................................................      F-8
Introduction to the Unaudited Pro Forma Condensed Combined Financial Statements...........................     F-13
Unaudited Pro Forma Condensed Combined Balance Sheet......................................................     F-14
Unaudited Pro Forma Condensed Combined Statement of Operations............................................     F-15
Notes to Unaudited Pro Forma Condensed Combined Financial Statements......................................     F-16

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Manhattan Research Development, Inc.

We have audited the accompanying balance sheet of MANHATTAN RESEARCH DEVELOPMENT, INC. (formerly Manhattan Pharmaceuticals, Inc.) (a development stage company) as of December 31, 2002, and the related statements of operations, changes in stockholders' equity (deficiency) and cash flows for the year then ended and for the period from January 1, 2002 to December 31, 2002 as related to the period from August 6, 2001 (date of inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manhattan Research Development, Inc. as of December 31, 2002, and its results of operations and cash flows for the year then ended and for the period from January 1, 2002 to December 31, 2002 as related to the period from August 6, 2001 (date of inception) to December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1, 2 and 10 to the financial statements, the Company, which has suffered recurring losses from operations, completed a merger on February 21, 2003 with Manhattan Pharmaceuticals, Inc., which has also suffered recurring losses from operations. The combined Company will have limited financial resources. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements referred to above do not include any adjustments that might result from the outcome of this uncertainty.

                                             /s/ J.H. Cohn LLP


Roseland, New Jersey
February 14, 2003, except for Notes 1, 2 and 10 which are as of February 21,
  2003

                          REPORT OF WEINBERG & COMPANY

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
  Manhattan Pharmaceuticals, Inc.
  (A development stage company)

We have audited the accompanying balance sheet of Manhattan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from August 6, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Manhattan Pharmaceuticals, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period from August 6, 2001 (inception) to December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9 to the financial statements, the Company has a net loss from operations of $56,796 since inception, a negative cash flow from operating activities of $27,500 since inception, a working capital deficiency of $56,796 and a stockholders' deficiency of $56,796. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plan in regards to these matters is also described in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
November 1, 2002

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS
                           DECEMBER 31, 2002 AND 2001




                                           ASSETS                             2002           2001
                                                                           ------------    ------------
Current assets - cash                                                      $  1,721,123    $         --
                                                                           ============    ============

                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
     Accounts payable                                                      $    164,899
     Accrued expenses                                                            15,973    $     29,296
     Note payable to bank                                                       600,000
     Notes payable to stockholder                                               206,000          27,500
     Due affiliate                                                               96,328
                                                                           ------------    ------------
              Total liabilities                                               1,083,200          56,796
                                                                           ------------    ------------

Commitments

Stockholders' equity (deficiency):
     Common stock, $.001 par value; 10,000,000 shares
         authorized; 6,197,250 and 4,000,000 shares issued
         and outstanding                                                          6,197           4,000
     Additional paid-in capital                                               1,763,710
     Unearned consulting costs                                                  (37,868)
     Deficit accumulated during the development stage                        (1,094,116)        (56,796)
     Subscription receivable                                                                     (4,000)
                                                                           ------------    ------------
              Total stockholders' equity (deficiency)                           637,923         (56,796)
                                                                           ------------    ------------

              Totals                                                       $  1,721,123    $         --
                                                                           ============    ============







See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002


                                                                              August 6, 2001
                                                        Year Ended            to December 31,
                                                       December 31,    ----------------------------
                                                          2002            2001           2002
                                                       ------------    ------------    ------------
Revenue                                                $         --    $         --    $         --
                                                       ------------    ------------    ------------

Operating expenses:
     Selling, general and administrative expenses           348,021           1,560         349,581
     Research and development expenses                      670,161          55,236         725,397
                                                       ------------    ------------    ------------
         Totals                                           1,018,182          56,796       1,074,978
                                                       ------------    ------------    ------------

Loss from operations                                     (1,018,182)        (56,796)     (1,074,978)

Interest expense                                             19,138                          19,138
                                                       ------------    ------------    ------------

Net loss                                               $ (1,037,320)   $    (56,796)   $ (1,094,116)
                                                       ============    ============    ============









See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002


                                                               Common Stock            Additional       Unearned
                                                        -------------------------       Paid-in        Consulting
                                                             Shares       Amount        Capital          Costs
                                                        -----------    ----------     ------------    ------------
Stock issued at $.001 per share for subscription
     receivable                                           4,000,000    $    4,000

Net loss
                                                        -----------    ----------

Balance, December 31, 2001                                4,000,000         4,000

Proceeds from subscription receivable

Stock issued at $.001 per share for license
     rights                                               1,000,000         1,000

Stock options issued for consulting services                                          $     60,589    $    (60,589)

Amortization of unearned consulting
     costs                                                                                                  22,721

Sales of common stock at $1.60 per share
     through private placement, net of
     expenses of $211,281                                 1,197,250         1,197        1,703,121

Net loss
                                                        ---------     ------------    ------------    ------------

Balance, December 31, 2002                                6,197,250     $   6,197     $  1,763,710    $    (37,868)
                                                        ===========     =========     ============    ============




                                                                         Deficit
                                                                       Accumulated
                                                                          During
                                                                       the Develop-
                                                      Subscription        ment
                                                       Receivable         Stage             Total
                                                      ------------     -------------      ----------
Stock issued at $.001 per share for subscription
     receivable                                       $     (4,000)

Net loss                                                               $     (56,796)     $  (56,796)
                                                      ------------     -------------      ----------

Balance, December 31, 2001                                  (4,000)          (56,796)        (56,796)

Proceeds from subscription receivable                        4,000                             4,000

Stock issued at $.001 per share for license
     rights                                                                                    1,000

Stock options issued for consulting services

Amortization of unearned consulting
     costs                                                                                    22,721

Sales of common stock at $1.60 per share
     through private placement, net of
     expenses of $211,281                                                                  1,704,318

Net loss                                                                  (1,037,320)     (1,037,320)
                                                      ------------     -------------      ----------

Balance, December 31, 2002                            $         --     $  (1,094,116)     $  637,923
                                                      ============     =============      ==========





See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                  YEAR ENDED DECEMBER 31, 2002 AND PERIODS FROM
                       AUGUST 6, 2001 (DATE OF INCEPTION)
                          TO DECEMBER 31, 2001 AND 2002

                                                                                                       August 6, 2001
                                                                                                       to December 31,
                                                                            Year Ended         -------------------------------
                                                                         December 31, 2002          2001             2002
                                                                         ------------------    --------------   --------------
Operating activities:
     Net loss                                                            $       (1,037,320)   $      (56,796)  $   (1,094,116)
     Adjustments to reconcile net loss to net
         cash used in operating activities:
         Common stock issued for license rights                                       1,000                              1,000
         Amortization of unearned consulting
              services                                                               22,721                             22,721
         Changes in operating assets and
              liabilities:
              Accounts payable                                                      164,899                            164,899
              Accrued expenses                                                      (13,323)           29,296           15,973
              Due affiliate                                                          96,328                             96,328
                                                                         ------------------    --------------   --------------
                  Net cash used in operating
                      activities                                                   (765,695)          (27,500)        (793,195)
                                                                         ------------------    --------------   --------------

Financing activities:
     Proceeds from issuance of notes payable to
         stockholders                                                               206,000            27,500          233,500
     Repayments of notes payable to stockholders                                    (27,500)                           (27,500)
     Proceeds from issuance of note payable to
         bank                                                                       600,000                            600,000
     Proceeds from subscription receivable                                            4,000                              4,000
     Proceeds from sale of common stock, net                                      1,704,318                          1,704,318
                                                                         ------------------    --------------   --------------
                  Net cash provided by financing
                      activities                                                  2,486,818            27,500        2,514,318
                                                                         ------------------    --------------   --------------

Net increase in cash                                                              1,721,123                --        1,721,123

Cash, beginning of period                                                                --                --               --
                                                                         ------------------    --------------   --------------

Cash, end of period                                                      $        1,721,123    $           --   $    1,721,123
                                                                         ==================    ==============   ==============

Supplemental disclosure of cash flow data:
     Interest paid                                                       $           15,665                     $       15,665
                                                                         ==================                     ==============

Supplemental schedule of noncash investing and financing activities:
     Stock options issued for consulting services                        $           60,589                     $       60,589
                                                                         ==================                     ==============



See Notes to Financial Statements.

                      MANHATTAN RESEARCH DEVELOPMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BUSINESS:
               Manhattan Research Development, Inc. (the "Company" or "Manhattan Research") was incorporated on August 6, 2001 under the laws of the State of Delaware. The Company's name was changed from Manhattan Pharmaceuticals, Inc. to Manhattan Research Development, Inc. on February 21, 2003. The Company is a development stage biopharmaceutical company that holds an exclusive world-wide, royalty-free license to certain intellectual property (the "Property") owned by Oleoyl-Estrone Developments, SL ("OED") of Barcelona, Spain (the "University"). Oleoyl-Estrone is an orally administered small molecule that has been shown to cause significant weight loss in preclinical animal studies regardless of dietary modifications.

               On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") ("Manhattan Pharmaceuticals") completed a reverse acquisition of the Company. Manhattan Pharmaceuticals is a publicly-held company. The Company was privately-held until the merger. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Pharmaceuticals and Manhattan Pharmaceuticals Acquisition Corp. ("MPAC") which was a wholly-owned subsidiary of Manhattan Pharmaceuticals. In accordance with the terms of the Merger Agreement, MPAC merged with and into the Company, with the Company remaining as the surviving corporation and a wholly-owned subsidiary of Manhattan Pharmaceuticals. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of the Company automatically converted into an aggregate of 93,449,584 shares of common stock of Manhattan Pharmaceuticals, which represented 80% of the outstanding voting stock of Manhattan Pharmaceuticals after giving effect to the merger. In addition, immediately prior to the merger the Company had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the common stock of Manhattan Pharmaceuticals. Since the stockholders of the Company received the majority of the voting shares of Manhattan Pharmaceuticals, the merger will be accounted for as a reverse acquisition whereby the Company will be the accounting acquirer (legal acquiree) and Manhattan Pharmaceuticals will be the accounting acquiree (legal acquirer) as further explained in Note 10.

               Manhattan Pharmaceuticals is engaged in the business of developing and commercializing early-stage technologies, particularly biomedical and pharmaceutical technologies. During 2002, Manhattan Pharmaceuticals had rights to technologies relating to three different drug candidates with potential application in the areas of cataract, anti-inflammatory and anti-microbial treatments. However, management of the combined Company intends to initially focus after the merger on the development and commercialization of the technologies owned or licensed by the Company.


NOTE 2 - LIQUIDITY:
               The Company reported a net loss of $1,037,320 for the year ended December 31, 2002. The net loss from August 6, 2001 (date of inception) to December 31, 2002 amounted to $1,094,116. As discussed in Notes 1 and 10, the Company and Manhattan Pharmaceuticals completed their reverse acquisition on February 21, 2003. Manhattan Pharmaceuticals has also suffered recurring losses from its operations. Based on the resources available to the Company and Manhattan Pharmaceuticals at December 31, 2002, management believes that the combined Company will continue to incur net losses through at least December 31, 2003 and will need additional equity or debt financing or will need to generate revenues through the licensing of its products or by entering into strategic alliances to be able to sustain its operations until it can achieve profitability, if ever. These matters raise substantial doubt about the Company's ability to continue as a going concern.

               The combined Company's ability to continue its operations will depend on its ability to raise additional funds through various potential sources such as equity and debt financing, collaborative agreements and strategic alliances, and its ability to realize the full potential of its technology in development. Additional funds are currently not available on acceptable terms and may not become available. There can be no assurance that any additional funding that the combined Company obtains will be sufficient to meet the combined Company's needs in the short- and long-term. Through December 31, 2002, a significant portion of the financing obtained by the Company and Manhattan Pharmaceuticals has been through private placements of common stock, preferred stock and warrants, the issuance of common stock for stock options and warrants exercised and debt financing. Until and unless the combined Company's operations generate significant revenues, the combined Company will attempt to continue to fund operations from cash on hand and through the sources of capital previously described. From November 2002 through February 20, 2003, the combined Company has raised $2,747,600 from financing activities.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
             Use of estimates:
                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

               Research and development expenses:
                  Research and development expenses are expensed as incurred.

               Income taxes:
                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

               Stock-based compensation:
                  Options, warrants and stock awards issued to nonemployees and consultants are recorded at their fair value as determined in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," and EITF No. 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" and recognized as expense over the related vesting period.


NOTE 4 - NOTE PAYABLE TO BANK:
               At December 31, 2002, the Company had a $600,000 note payable to a bank with an annual interest rate of 3.23% due on January 5, 2003. The note is collateralized by a stockholder's personal investment account of $600,000.

               In January 2003, the Company made a partial repayment of principal in the amount of $400,000. The remaining principal balance was repaid on March 5, 2003 without any penalty.


NOTE 5 - NOTES PAYABLE TO STOCKHOLDER:
               At December 31, 2002 and 2001, the Company had issued unsecured notes payable totaling $206,000 and $27,500, respectively, to a stockholder. The notes bear interest at 5% and became due on demand when the Company received $1,000,000 from the sale of equity securities.


NOTE 6 - DUE AFFILIATE:
               On July 1, 2002, the Company entered into an office services agreement (the "Services Agreement") with a company owned by a principal stockholder of the Company. Pursuant to the Services Agreement, which expires on July 1, 2003, the Company pays $15,000 per month for the use of office space and management services. For the year ended December 31, 2002, the Company was charged $90,000, which is included in selling, general and administrative expenses.


NOTE 7 - LICENSE AND CONSULTING AGREEMENTS:
               On February 15, 2002, the Company entered into a License Agreement (the "License Agreement") with OED. Under the terms of the License Agreement, OED granted to the Company a world-wide license to make, use, lease and sell the products incorporating the Property (see Note 1). OED also granted to the Company the right to sublicense to third parties the Property or aspects of the Property with the prior written consent of OED. OED retains an irrevocable, nonexclusive, royalty-free right to use the Property solely for its internal, noncommercial use. The License Agreement shall terminate automatically upon the date of the last to expire patent contained in the Property or upon the Company's bankruptcy. OED may terminate the License Agreement in the event of a material breach by the Company that is not cured within the notice period. The Company may terminate the License Agreement for any reason upon 60 days notice.

               Under the License Agreement, the Company agreed to pay to OED certain licensing fees which are being expensed as they are incurred. Through December 31, 2002, the Company paid $175,000 in licensing fees which is included in research and development expense. In addition, pursuant to the License Agreement, the Company issued 1,000,000 shares of its common stock to OED. The Company valued these shares at their then estimated fair value of $1,000.

               In connection with the License Agreement, the Company has agreed to future milestone payments to OED as follows:

                  (i) $250,000 upon the treatment of the first patient in a Phase I clinical trial under a Company-sponsored investigational new drug application ("IND"); (ii) $250,000 upon the treatment of the first patient in a Phase II clinical trial under a Company-sponsored IND; (iii) $750,000 upon the first successful completion of a Company-sponsored Phase II clinical trial under a Company-sponsored IND; (iv) $2,000,000 upon the first successful completion of a Company-sponsored Phase III clinical trial under a Company sponsored IND; and
                  (v) $6,000,000 upon the first final approval of the first new drug application for the first licensed product by the United States Food and Drug Administration.

               In addition to the License Agreement, the Company entered into a consulting agreement with OED. The agreement became effective in February 2002, at a fee of $6,250 per month, and will terminate when the License Agreement terminates. The fees associated with the consulting agreement are expensed as incurred. OED agreed to serve as a member of the Company's Scientific Advisory

               Board and to render consultative and advisory services to the Company. Such services include research, development and clinical testing of the Company's technology as well as the reporting of the findings of such tests, assistance in the filing of patent applications and oversight and direction of efforts in regards to personnel for clinical development.


NOTE 8 - INCOME TAXES:
               The estimated tax effects of significant temporary differences and carryforwards that gave rise to net deferred income tax assets as of December 31, 2002 and 2001 are as follows:

                                                2002         2001
                                             ----------    ----------
Net deferred tax assets:
   Net operating loss carryforwards          $  417,000    $   22,000
   Research and experimentation credit
       carryforwards                             26,000
   Stock options granted to consultants          24,000
                                             ----------    ----------
                                                467,000        22,000
   Less valuation allowance                    (467,000)      (22,000)
                                             ----------    ----------

Net deferred tax assets                      $       --    $       --
                                             ==========    ==========

               Since realization of the benefits from the temporary differences is not considered by management to be more likely than not, a full valuation allowance has been provided to reduce deferred tax assets to zero. The valuation allowance increased by $445,000 and $22,000 during the year ended December 31, 2002 and the period from August 6, 2001 (date of inception) to December 31, 2001, respectively.

               At December 31, 2002, the Company has net operating loss carryforwards of approximately $1,044,000 for Federal and state tax purposes which expire through 2022. At December 31, 2002, the Company also has research and experimentation credit carryforwards of approximately $26,000 for Federal and state tax purposes which expire through 2022 for Federal purposes and until fully utilized for state purposes.

               For Federal and state tax purposes, the Company's net operating loss and tax credit carryforwards may be subject to certain limitations on annual utilization attributable to equity transactions that result in changes in ownership, as defined by the Tax Reform Act of 1986.


NOTE 9 - STOCKHOLDERS' EQUITY (DEFICIENCY):
               The Company issued 4,000,000 shares of common stock to 38 investors during December 2001 for subscriptions receivable of $4,000 or $.001 per share. During 2002, the Company received the $4,000.

               In August 2002, the Company entered into one-year agreements with four consultants and issued a total of 40,000 options to these consultants to purchase 40,000 shares of the Company's common stock at an exercise price of $.01 per share expiring in August 2007. The Company valued these options at $60,589 and is amortizing the expense through August 2003. Therefore, the Company has expensed $22,721 in 2002 and has deferred $37,868. During 2002, no options were exercised.

               During 2002, the Company commenced a private placement and sold 1,197,250 shares of common stock at $1.60 per share and received proceeds of $1,704,318, net of expenses of $211,181. Each investor received warrants equal to 10% of the number of shares of common stock purchased and, accordingly, the Company issued 119,275 warrants in 2002 in connection with the private placement. Each warrant has an exercise price of $1.60 per share and expires in 2007.

               During January and February 2003, the Company sold an additional 520,000 shares of common stock at $1.60 per share and 52,000 warrants through the private placement and received net proceeds of approximately $832,000.

               In addition, in connection with the private placement, the Company issued to Joseph Stevens & Co., Inc., a NASD-member broker-dealer, warrants to purchase 652,555 shares of the Company's common stock that are exercisable at $1.60 per share and expire in 2008.


NOTE 10- MERGER:
               Pursuant to the Merger Agreement (see Note 1), on February 21, 2003, the effective time of the merger, the outstanding shares of common stock of the Company automatically converted into an aggregate of 93,449,584 shares of common stock of Manhattan Pharmaceuticals, which represented 80% of the outstanding voting stock of Manhattan Pharmaceuticals after giving effect to the merger. In addition, immediately prior to the merger the Company had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the common stock of Manhattan Pharmaceuticals. Since the stockholders of the Company received the majority of the voting shares of Manhattan Pharmaceuticals, the merger will be accounted for as a reverse acquisition whereby the Company will be the accounting acquirer (legal acquiree) and Manhattan Pharmaceuticals will be the accounting acquiree (legal acquirer). Based on the five day average price of the common stock of Manhattan Pharmaceuticals of $0.10 per share as of February 21, 2003, the Company's purchase price for the acquisition of Manhattan Pharmaceuticals approximates $2,336,000, which represents 20 percent of the market value of the combined Company's post-merger total outstanding shares of 116,811,980. Based on the preliminary information currently available, the Company expects to recognize patents and licenses for substantially all of the purchase price. Upon completion of formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development.



                                      * * *

                     INTRODUCTION TO THE UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

         On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") (Manhattan Pharmaceuticals or the "Company") completed a reverse acquisition of privately-held Manhattan Research Development, Inc., (formerly Manhattan Pharmaceuticals, Inc.) (Manhattan Research) a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp, the Company's wholly-owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 93,449,584 shares of the Company's common stock, which represented 80 percent of the Company's outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the Company's common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger is being accounted for as a reverse acquisition whereby Manhattan Research will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company's common stock of $0.10 per share, the purchase price approximates $2,336,000, which represents 20 percent of the combined Company's post-merger total outstanding shares of 116,811,980. In connection with the merger, the Company changed its name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc." Based on the preliminary information currently available, Manhattan Research expects to recognize patents and licenses for substantially all of the purchase price. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development.

         The Unaudited Pro Forma Condensed Combined Statement of Operations combines the historical consolidated statements of operations of the Company and Manhattan Research giving effect to the merger as if it had been consummated on January 1, 2002. The Unaudited Pro Forma Condensed Combined Balance Sheet combines the historical consolidated balance sheet of the Company and the historical consolidated balance sheet of Manhattan Research, giving effect to the merger as if it had been consummated on December 31, 2002.

         You should read this information in conjunction with the:

         o accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

         o separate historical financial statements of the Company as of and for the year ended December 31, 2002 and for the period from July 13, 1993 (inception) to December 31, 2002 included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002;

         o separate historical financial statements of Manhattan Research as of and for the year ended December 31, 2002 and for the period ended December 31, 2001, which are included in this document.

         We present the unaudited pro forma condensed combined financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the merger on December 31, 2002 or on January 1, 2002. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

         We prepared the unaudited pro forma condensed combined financial information using the purchase method of accounting with Manhattan Research treated as the acquirer. Accordingly, Manhattan Research's cost to acquire the Company will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the date of acquisition. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase price allocation pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                          (Development Stage Companies)

                             As of December 31, 2002

                                                                                  MANHATTAN
                                                            MANHATTAN             RESEARCH           PRO FORMA           PRO FORMA
                                   ASSETS             PHARMACEUTICALS, INC.    DEVELOPMENT, INC.    ADJUSTMENTS          COMBINED
                                                      ---------------------   ------------------    ------------       ------------
Current assets:
    Cash and cash equivalents                           $          116,291    $        1,721,123    $    (92,845)(d)   $  1,744,569
    Prepaid expenses                                                58,630                    --              --             58,630
    Deferred consulting expense                                         --                    --              --                 --
                                                        ------------------    ------------------    ------------       ------------
                  Total current assets                             174,921             1,721,123         (92,845)         1,803,199

Property and equipment, net                                         55,881                    --         (42,262)(e)         13,619
Other assets                                                        19,938                    --              --             19,938
Intangible assets                                                       --                    --       2,471,346          2,471,346

                                                        ------------------    ------------------    ------------       ------------
                  Total assets                          $          250,740    $        1,721,123    $  2,336,239       $  4,308,102
                                                        ==================    ==================    ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
    Accounts payable and accrued expenses               $          577,732    $          180,872    $         --       $    758,604
    Note and interest payable                                           --               600,000              --            600,000
    Due to stockholder                                                  --               206,000              --            206,000
    Due to affiliate                                                    --                96,328              --             96,328
                                                        ------------------    ------------------    ------------       ------------
                  Total current liabilities             $          577,732             1,083,200              --          1,660,932
                                                        ==================    ==================    ============       ============
Stockholders' equity (deficiency):
    Preferred stock                                                    379                    --            (379)(a)             --
    Preferred warrants                                             520,263                    --        (520,263)(a)             --
    Common Stock                                                    16,990                 6,197          93,625 (b)        116,812
     Deferred consulting expense                                                         (37,868)                           (37,868)
    Additional paid-in capital                                  27,410,717             1,763,710     (25,512,085)(f)      3,662,342
    Deficit accumulated during development stage               (28,275,341)           (1,094,116)     28,275,341 (c)     (1,094,116)
                                                        ------------------    ------------------    ------------       ------------
                                                                  (326,992)              637,923       2,336,239          2,647,170
                                                        ==================    ==================    ============       ============

                  Total liabilities and stockholders'
                  equity (deficiency)                   $          250,740    $        1,721,123    $  2,336,239       $  4,308,102
                                                        ==================    ==================    ============       ============




        See accompanying notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          (Development Stage Companies)
                      For the year ended December 31, 2002



                                                                                MANHATTAN
                                                           MANHATTAN             RESEARCH           PRO FORMA          PRO FORMA
                                                       PHARMACEUTICALS,INC   DEVELOPMENT, INC.      ADJUSTMENTS        COMBINED
                                                       -------------------   ------------------    -------------     -------------
License Revenue                                        $           500,000   $               --    $          --     $     500,000
                                                       -------------------   ------------------    -------------     -------------

Costs and expenses:
    Research and development                                       539,752              670,161               --         1,209,913
    Consulting Fees, relating to stock warrants                     (5,845)                  --               --            (5,845)
    Amortization of intangibles                                         --                   --          247,135(g)        247,135
    General and administrative                                   1,519,008              348,021               --         1,867,029
                                                       -------------------   ------------------    -------------     -------------

         Total operating expenses                                2,052,915            1,018,182          247,135         3,318,232
                                                       -------------------   ------------------    -------------     -------------

         Operating loss                                         (1,552,915)          (1,018,182)        (247,135)       (2,818,232)
                                                       -------------------   ------------------    -------------     -------------

Other (income) expense:
    Loss on disposition of assets                                    5,232                   --               --             5,232
    Interest expense                                                    --               19,138               --            19,138
    (Other)                                                        (11,212)                  --               --           (11,212)
                                                       -------------------   ------------------    -------------     -------------

         Total other (income) expense                               (5,980)              19,138               --            13,158
                                                       -------------------   ------------------    -------------     -------------

         Net loss                                      $        (1,546,935)  $       (1,037,320)   $    (247,135)       (2,831,390)

Preferred stock dividend issued in
    preferred shares                                                65,760                   --               --            65,760
                                                       -------------------   ------------------    -------------     -------------

Net loss applicable to common shares                   $        (1,612,695)  $       (1,037,320)   $    (247,135)    $  (2,897,150)
                                                       ===================   ==================    =============     =============

Net loss per common share:
    Basic and diluted                                                                                                $       (0.02)
                                                                                                                     =============

Weighted average shares of common stock outstanding:
    Basic and diluted                                                                                                $ 116,811,980
                                                                                                                     =============


        See accompanying notes to unaudited pro forma condensed combined financial statements.

(1)      DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

         On February 21, 2003, Manhattan Pharmaceuticals, Inc. (formerly known as "Atlantic Technology Ventures, Inc.") (Manhattan Pharmaceuticals or the "Company") completed a reverse acquisition of privately-held Manhattan Research Development, Inc., (formerly Manhattan Pharmaceuticals, Inc.) (Manhattan Research) a Delaware corporation. The merger was effected pursuant to an Agreement and Plan of Merger dated December 17, 2002 (the "Merger Agreement") by and among the Company, Manhattan Research and Manhattan Pharmaceuticals Acquisition Corp, the Company's wholly-owned subsidiary ("MPAC"). In accordance with the terms of the Merger Agreement, MPAC merged with and into Manhattan Research, with Manhattan Research remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, upon the effective time of the merger, the outstanding shares of common stock of Manhattan Research automatically converted into an aggregate of 93,449,584 shares of the Company's common stock, which represented 80 percent of the Company's outstanding voting stock after giving effect to the merger. In addition, immediately prior to the merger Manhattan Research had outstanding options and warrants to purchase an aggregate of 864,280 shares of its common stock, which, in accordance with the terms of the merger, automatically converted into options and warrants to purchase an aggregate of 10,984,719 shares of the Company's common stock. Since the stockholders of Manhattan Research received the majority of the voting shares of the Company, the merger is being accounted for as a reverse acquisition whereby Manhattan Research will be the accounting acquirer (legal acquiree) and the Company will be the accounting acquiree (legal acquirer). Based on the five day average price of the Company's common stock of $0.10 per share, the purchase price approximates $2,336,000, which represents 20 percent of the combined Company's post-merger total outstanding shares of 116,811,980. In connection with the merger, the Company changed its name from "Atlantic Technology Ventures, Inc." to "Manhattan Pharmaceuticals, Inc." Based on the preliminary information currently available, Manhattan Research expects to recognize patents and licenses for substantially all of the purchase price. We recognize that if a final valuation, which is expected to be completed within three to six months from the completion of the merger, derives different amounts from our preliminary estimate, we will adjust the combined condensed financial statements. Upon completion of a formal purchase price allocation there may be a decrease in the amount assigned to intangible assets and a corresponding increase in in-process research and development.

         The merger will be accounted for as a purchase by Manhattan Research under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of the Company will be recorded as of the acquisition date, at their respective fair values, and combined with those of Manhattan Research. The reported financial condition and results of operations of Manhattan Research after completion of the merger will reflect these values, but will not be restated retroactively to reflect the historical financial position or results of operations of the Company.

(2)      Pro Forma Adjustments

(a) To reflect conversion of preferred stock and preferred warrants to common stock.

(b) To reflect issuance of 93,449,584 shares to the common shareholders of Manhattan Research and the conversion of the Company's preferred stock and preferred warrants and the exchange of certain common stock warrants in connection with the merger.

(c) To eliminate deficit accumulated during development stage of the Company.

(d)      To reflect estimated merger expenses.

(e)      To reflect the fair value of property and equipment.

(f) To eliminate historical paid in capital of the Company and to reflect issuance of new common shares in connection with the merger.

(g) To reflect amortization of intangible assets acquired with an assumed useful life of 10 years.

                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated December 17, 2002 by and among the Registrant, Manhattan Research Development, Inc. (f/k/a Manhattan Pharmaceuticals, Inc.) and Manhattan Pharmaceuticals Acquisition Corp.*

23.1     Consent of J. H. Cohn LLP

23.2     Consent of Weinberg & Company, P.A.

---------------

*   Previously filed.